VOTING AGREEMENT
This VOTING AGREEMENT (the “Agreement”), dated as of April 17, 2023, is made and entered into by and among MarketWise, Inc., a Delaware corporation (the “Company”); Monument & Cathedral Holdings, LLC (“Monument”) and the other persons and entities listed on Schedule A hereto (collectively and together with Monument, the “Investors” and each individually, an “Investor”); The Company and the Investors are each herein referred to as a “party” and collectively, the “parties.”
WHEREAS, the Company and representatives of the Investors have engaged in discussions regarding various matters concerning the Company, including matters concerning the Board of Directors of the Company (the “Board”) and the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”);
WHEREAS, as of the date of this Agreement, the Investors beneficially own shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) and shares of Class B common stock, par value $0.01 per share, of the Company (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) and such other securities relating to the Company as set forth on Schedule A hereto;
WHEREAS, the Company and the Investors believe that the best interests of the Company and its stockholders would be served at this time by, among other things, coming to an agreement with respect to the matters covered in this Agreement and by the Company and the Investors agreeing to the other covenants and obligations contained herein.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties to this Agreement, intending to be legally bound by this Agreement, agree as follows:
1.Board Matters; Board Nominations; and Related Agreements.
(a)Board Matters. The Nominating Committee has reviewed and approved the qualifications of each New Director (as defined below) to serve as a member of the Board and determined that Matthew Turner meets the requirements to qualify as “independent” as defined by the Nasdaq listing standards. Concurrently with the effectiveness of this Agreement, the Board will take all necessary action to, as promptly as reasonably practicable, appoint Matthew Turner as a new Class II director of the Company and to include Mr. Turner as a nominee for election at the 2023 Annual Meeting. In addition, at the Board’s meeting scheduled to take place on May 1-2, 2023, the Board will take all necessary action to appoint each of Glenn Tongue and Matthew Smith as new Class III directors and David Eifrig (together with Matthew Turner, Glenn Tongue and Matthew Smith, the “New Directors”) as a new Class II director of the Company; provided, however, that the Board shall not appoint Messrs. Tongue, Smith and Eifrig as directors of the Company unless F. Porter Stansberry has first withdrawn his slate of directors for election at the 2023 Annual Meeting and entered into a settlement agreement with the Company regarding the same.
(b)Service on Other Board Committees. The Board shall, in accordance with its customary governance processes, determine appropriate Board committee assignments, if any, for the New Directors taking into account the composition of the Board, committee assignments and the needs and independence and eligibility requirements of the committees.

2.Voting. At the 2023 Annual Meeting (and at any action taken by consent of stockholders prior to the completion of the 2023 Annual Meeting), including at any adjournment or postponement thereof, each of the Investors agrees to (i) appear at the 2023 Annual Meeting or otherwise cause all shares of Common Stock beneficially owned by each Investor and their respective Affiliates to be counted as present for purposes of establishing a quorum, (ii) vote, or cause to be voted, all shares of Common Stock beneficially owned by each Investor and their respective Affiliates on the Company’s proxy card or voting instruction form (a) in favor of each of the directors nominated by the Board and recommended by the Board in the election of directors and against any proposals to remove any such members of the Board, (b) against any nominees to serve on the Board that have not been recommended by the Board and (c) otherwise in accordance with the Board’s recommendations as identified in the Company’s proxy statement, and (iii) not execute any proxy card or voting instruction form other than the proxy card and related voting instruction form being solicited by or on behalf of the Board (such proxy card and/or form, the “Company’s card”). Not later than five business days prior to the 2023 Annual Meeting, each Investor shall vote in accordance with this Section 2 and shall not revoke or change any such vote.
For purposes of this Agreement: (i) “Affiliate” shall mean any “Affiliate” as defined in Rule 12b-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) “beneficial owner” and “beneficial ownership” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act; and (iii) “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.
3.Representations and Warranties of the Company. The Company represents and warrants to the Investors that (a) the Company has the corporate power and authority to execute the Agreement and to bind the Company to this Agreement; (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; and (c) the execution, delivery and performance of this Agreement by the Company does not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, or any material agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.
4.Representations and Warranties of the Investors. Each Investor, on behalf of itself, jointly and severally represents and warrants to the Company that (a) as of the date of this Agreement, such Investor beneficially owns, directly or indirectly, only the number of shares of Common Stock as described opposite its name on Schedule A to this Agreement and each such schedule includes all Affiliates of any Investors that own any securities of the Company beneficially or of record and reflects all Common Shares in which the Investors have any interest or right to acquire, whether through derivative securities, voting agreements or otherwise; (b) as to any shares that such Investor beneficially owns by virtue of a proxy granted to such investor by another stockholder of the Company, such proxy is currently in full force and effect and may not be revoked or terminated prior to the completion of the 2023 Annual Meeting; (c) this Agreement has been duly and validly authorized, executed and delivered by such Investor, and constitutes a valid and binding obligation and agreement of such Investor, enforceable against such Investor in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (d) such Investor has the authority to execute the Agreement on behalf of itself and the applicable Investor associated with that signatory’s name, and to bind such Investor to the terms of this Agreement, including by virtue of having sole voting and dispositive power over such Investor’s shares of Common Stock; and (e) the execution, delivery and performance of this Agreement by such Investor does not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it or the New Directors, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member is a party or by which it is bound.
5.Specific Performance. Each of the Investors, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party to this Agreement would occur in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that such injury would not be adequately compensable in monetary damages. It is accordingly agreed that the Investors or any Investor, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive or other equitable relief as a remedy for any such breach or to prevent any violation or threatened violation of, the terms of this Agreement, and the other party to this Agreement will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. The parties further agree to waive any requirement for the security or posting of any bond in connection with any such relief. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or equity.
6.Proxy. In addition to any other remedies the Company may have, each of the Investors agrees that in the event of any breach of Section 2 of this Agreement by any of the Investors or its Affiliates, each Investor shall automatically and without further action irrevocably appoint and constitute the Chief Executive Officer of the Company (the “Proxyholder”) as such Investor’s sole and exclusive attorney and proxy, with the full power of substitution and resubstitution, to vote and exercise all voting and related rights with respect to all shares of the Company’s capital stock at any time and from time to time owned by such Investor beneficially or of record; provided that the Proxyholder shall vote all such shares in accordance with the recommendation of the Board; provided further, that the proxy granted by this Section 6 shall terminate immediately following completion of the 2023 Annual Meeting, including any postponement or adjournment thereof.
7.Notice. Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; or (ii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:
If to the Company:
MarketWise, Inc.
1125 N. Charles Street,

Baltimore, MD 21201
Attn: Gary Anderson, General Counsel and Corporate Secretary

If to any Investor:
Monument & Cathedral Holdings, LLC
14 W Mt. Vernon Place
Baltimore, MD 21201
Attn: Myles Norin, President

8.Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to any conflict of laws provisions thereof.
9.Jurisdiction. Each party to this Agreement agrees, on behalf of itself and its Affiliates, that any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated by this Agreement will be brought solely and exclusively in Chancery Court or any federal court in the State of Delaware (and the parties agree not to commence any action, suit or proceeding relating to this Agreement or the transactions contemplated by this Agreement except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 7 will be effective service of process for any such action, suit or proceeding brought against any party in any such court. Each party, on behalf of itself and its Affiliates, irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated by this Agreement, in Chancery Court or any federal court in the State of Delaware, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an improper or inconvenient forum.
10.Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.
11.Representative. Each Investor irrevocably appoints Myles Norin as its attorney-in-fact and representative (the “Investor Representative”), in such Investor’s place and stead, to do any and all things and to execute any and all documents and give and receive any and all notices or instructions in connection with this Agreement and the transactions contemplated by this Agreement. The Company shall be entitled to rely, as being binding on each Investor, upon any action taken by the Investor Representative or upon any document, notice, instruction or other writing given or executed by the Investor Representative.
12.Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, understandings and representations, whether oral or written, of the parties with respect to the subject matter of this Agreement. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings, oral or written, between the parties other than those expressly set forth in this Agreement.
13.Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
14.Waiver. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver of such right, power or remedy, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy.
15.Remedies. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by law or equity.
16.Construction. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning as the word “shall.” The words “dates hereof” will refer to the date of this Agreement. The word “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented.
17.Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.
18.Amendment. This Agreement may be modified, amended or otherwise changed only in a writing signed by the Company, on the one hand, and the Investor Representative (on behalf of itself and the other members of the Investors), on the other hand.
19.Successors and Assigns. The terms and conditions of this Agreement shall be binding upon and be enforceable solely by the parties hereto and successors thereto. No party may assign this Agreement or any rights or obligations hereunder without, with respect to any Investor, the express prior written consent of the Company, and with respect to the Company, the prior written consent of the Investor Representative, and any assignment in contravention of the foregoing shall be null and avoid.
20.No Third-Party Beneficiaries. The representations, warranties and agreements of the parties contained herein are intended solely for the benefit of the party to whom such representations, warranties or agreements are made, and shall confer no rights, benefits, remedies, obligations, or liabilities hereunder, whether legal or equitable, in any other person or entity, and no other person or entity shall be entitled to rely thereon.
21.Counterparts; Facsimile / PDF Signatures. This Agreement and any amendments hereto may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by email delivery of a portable document format (.pdf or similar format) data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
22.Termination. This Agreement and the proxy granted pursuant to Section 6 hereto shall terminate upon the earliest of (i) the mutual agreement of the Company and the Investor Representative and (ii) the completion of the 2023 Annual Meeting.
[Signature Page Follows]

IN WITNESS WHEREOF the parties have duly executed and delivered this Agreement as of the date first above written.

MARKETWISE, INC.

By:	/s/
Name:	Amber Mason
Title:	Chief Executive Officer

MONUMENT & CATHEDRAL HOLDINGS, LLC
By: Cobblestone Publishing, Inc., its Sole Manager

By:	/s/
Name:	Myles Norin
Title:	President

COBBLESTONE PUBLISHING, INC.

By:	/s/
Name:	Myles Norin
Title:	President

MYLES NORIN, LLC

By:	/s/
Name:	Myles Norin
Title:	Manager

/s/
Myles Norin

Schedule A
INVESTORS

Party	Beneficial Ownership
Monument & Cathedral Holdings, LLC (“Monument”)
•112,807,518 shares of Class B common stock held of record
•1,087,162 shares of Class B common stock held of record by Myles Norin, LLC subject to an irrevocable proxy in favor of Monument
•4,641,917 shares of Class B common stock held of record by Elizabeth Bonner subject to an irrevocable proxy in favor of Monument
•299,596 shares of Class B common stock held of record by Gregory H. Barnhill MD Only QTIP Trust subject to an irrevocable proxy in favor of Monument
•1,343,495 shares of Class B common stock held of record by Gregory H. Barnhill Marital Trust B subject to an irrevocable proxy in favor of Monument
•380,241 shares of Class B common stock held of record by Matthew Turner subject to an irrevocable proxy in favor of Monument
•117,735 shares of Class B common stock held of record by Elizabeth W.P. Bonner 2009 Irrevocable Trust Number Two subject to an irrevocable proxy in favor of Monument
•11,656,106 shares of Class B common stock held of record by Elizabeth W.P. Bonner Electing Small Business Trust subject to an irrevocable proxy in favor of Monument
•1,027,697 shares of Class B common stock held of record by Palimi, Inc. subject to an irrevocable proxy in favor of Monument

Myles Norin, LLC	•1,087,162 shares of Class B common stock held of record
Cobblestone Publishing, Inc.	•133,361,467 shares of Class B common stock beneficially owned by Monument (as described above)
Myles Norin	•133,361,467 shares of Class B common stock beneficially owned by Monument (as described above)